Exhibit (a)(1)(A)(vi)

Supplement No. 1 to

U.S. Offer to Purchase for Cash

All of the Outstanding Series A Common Stock, Ordinary Participation Certificates and American Depositary Shares

of

Maxcom Telecomunicaciones, S.A.B. de C.V.

at the U.S. Dollar Equivalent of

Mexican Pesos 0.9666 Per Series A Common Stock

And

Mexican Pesos 2.90 Per Ordinary Participation Certificate

 (each Ordinary Participation Certificate representing three Series A Common Stock)

And

Mexican Pesos 20.30 Per American Depositary Share

(each American Depositary Share representing seven Ordinary Participation Certificates)

By

Trust Number 1387, acting through Banco Invex S.A., Institución de Banca Múltiple, Invex Grupo Financiero, as Trustee for Trust Number 1387, Ventura Capital Privado, S.A. de C.V., Javier Molinar Horcasitas and Enrique Castillo Sanchéz Mejorada

September 3, 2013

This Supplement No. 1 (this “Supplement”) amends and supplements, as set forth below, the U.S. Offer to Purchase, dated August 23, 2013 (which, together with any amendments and supplements thereto, collectively constitute the “U.S. Offer” or “U.S. Offer to Purchase”), relating to the offer by Trust Number 1387, acting through Banco Invex S.A., Institución de Banca Múltiple, Invex Grupo Financiero, a banking institution organized and existing under the laws of the United Mexican States, as Trustee for Trust  Number 1387, (“Trust”), Ventura Capital Privado, S.A. de C.V. (“Ventura Capital”), Javier Molinar Horcasitas (“Javier Molinar”) and Enrique Castillo Sanchéz Mejorada (“Enrique Castillo” and together with the Trust, Ventura Capital and Javier Molinar, the “Purchasers”) to purchase for cash (i) all of the outstanding Series A Common Stock, without par value (the “Shares”) of Maxcom Telecomunicaciones, S.A.B. de C.V., a limited liability public stock corporation, a sociedad anónima bursátil de capital variable, organized and existing under the laws of the United Mexican States (“Maxcom”), (ii) all of the outstanding Ordinary Participation Certificates (“CPOs”) of Maxcom, and (iii) all of the outstanding American Depository Shares (“ADSs,” and collectively with the Shares and the CPOs, and in each case, with any coupon representing unpaid dividends as of the date thereof, the “Securities”), of Maxcom.  Each ADS represents seven CPOs.  Each CPO represents three Shares.

In Mexico (the “Mexican Offer,” and collectively with the U.S. Offer, the “Offers”), the Purchasers offered to purchase all of the outstanding Shares and CPOs of Maxcom.  The Mexican Offer was made on substantially the same terms and at the same prices as the U.S. Offer.

This Supplement should be read together with the U.S. Offer to Purchase and the related ADS Letter of Transmittal. All references to and requirements regarding the U.S. Offer to Purchase shall be deemed to refer to the U.S. Offer to Purchase as amended and supplemented by this Supplement. Except as set forth herein, this Supplement does not modify any of the terms and conditions of the U.S. Offer to Purchase.

Questions or requests for assistance or additional copies of this U.S. Offer to Purchase, the ADS Letter of Transmittal and any other documents may be directed to the Information Agent at its address and telephone numbers set forth below. A holder of Securities also may contact his or her broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.

The Information Agent is:

GEORGESON

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038

Call Toll-Free: (866) 296-6841

Call Collect: (212) 440-9800

1. Romanette (iii) in the first paragraph of the cover page to the U.S. Offer to Purchase is replaced in its entirety with the following text:

(iii) all of the outstanding American Depository Shares (“ADSs,” and collectively with the Shares and the CPOs, and in each case, with any coupon representing unpaid dividends as of the day hereof, the “Securities”), of Maxcom.

2. The first paragraph in the Summary Term Sheet of the U.S. Offer is replaced in its entirety with the following text:

In the U.S. Offer, we are offering to purchase all of the outstanding ADSs at a price of Ps. 20.30 per ADS, all the outstanding Shares of Maxcom at a price of Ps. 0.9666 per Share, and all of the outstanding CPOs at a price of Ps. 2.90 per CPO, in each case in cash, less any withholding taxes and without interest thereon.

3. The first sentence of the second paragraph of the item “What are the classes and amounts of Securities sought in the Offers?” in the Summary Term Sheet of the U.S. Offer is replaced in its entirety with the following text:

In the U.S. Offer, we are offering to purchase all of the outstanding ADSs and all of the outstanding Shares and CPOs of Maxcom.

4. The fourth sentence of the second paragraph of the item “What are the classes and amounts of securities sought in the Offers?” in the Summary Term Sheet of the U.S. Offer is replaced in its entirety with the following text:

Mexican residents may tender their Shares and CPOs into either the U.S. Offer or the Mexican Offer.

5. The second and third sentence of the item “Who can participate in the U.S. Offer?” in the Summary Term Sheet of the U.S. Offer are replaced in their entirety with the following text:

Holders of Shares and CPOs may tender their Shares and CPOs into either the U.S. Offer or the Mexican Offer.  Mexican residents may tender their Shares and CPOs into either the U.S. Offer or the Mexican Offer.

6. The second sentence of the first paragraph of the item “Who can participate in the Mexican Offer?” in the Summary Term Sheet of the U.S. Offer is replaced in its entirety with the following text:

Holders of Shares and CPOs may tender their Shares and CPOs into either the U.S. Offer or the Mexican Offer.  Mexican residents may tender their Shares and CPOs into either the U.S. Offer or the Mexican Offer.

7. The first paragraph of “The U.S. Offer – Terms of the U.S. Offer; Expiration Date” is replaced in its entirety with the following text:

Subject to the terms and conditions, including the Offer Conditions, set forth in this U.S. Offer to Purchase and, as applicable, the ADS Letter of Transmittal (which together constitute the U.S. Offer), in the U.S. Offer we are offering to purchase all of the outstanding ADSs at a price of Ps. 20.30 per ADS, all of the outstanding Shares at a price of Ps. 0.9666 per Share, and all of the outstanding CPOs at a price of Ps. 2.90 per CPO, in each case in cash, less any withholding taxes and without interest thereon.  The purchase price in the Offers will be appropriately adjusted to reflect any reclassification, recapitalization, share split or combination, exchange or readjustment occurring after the date of this U.S. Offer to Purchase with respect to any of the Shares, CPOs, ADSs or any share or other dividend thereon.

8. The fourth paragraph of the item “Procedures for Tendering in the U.S. Offer-Holders of Shares and CPOs-Matters concerning validity, eligibility and acceptance” of the U.S. Offer is replaced in its entirety with the following text:

Matters concerning validity, eligibility and acceptance.  All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares and CPOs will be determined by us, in our sole discretion. We reserve the right to reject any or all tenders of Shares and CPOs determined by us not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect or irregularity in any tender of Shares and CPOs. Neither we, the U.S. Receiving Agent, the Mexican Receiving Agent, the Information Agent nor any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notification.  Any and all persons to whom the U.S. Offer has been made may challenge the Purchasers’ determinations in a court of competent jurisdiction.

9. The first sentence of the sixth paragraph of the item “Procedures for Tendering in the U.S. Offer-Holders of Shares and CPOs-Matters concerning validity, eligibility and acceptance” of the U.S. Offer is replaced in its entirety with the following text:

ANY HOLDER OF SHARES AND CPOs MAY, AT ITS OPTION, TENDER ITS SHARES AND CPOs INTO EITHER THE MEXICAN OFFER OR THE U.S. OFFER.

10. The twelth paragraph of the item “Procedures for Tendering in the U.S. Offer-Holders of ADSs-Matters concerning validity, eligibility and acceptance” is replaced in its entirety with the following text:

Matters concerning validity, eligibility and acceptance.  All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs will be determined by us, in our sole discretion. We reserve the right to reject any or all tenders of ADSs determined by us not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect or irregularity in any tender of ADSs. None of us, the U.S. Receiving Agent, the Mexican Receiving Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notification. Any and all persons to whom the U.S. Offer has been made may challenge the Purchasers’ determinations in a court of competent jurisdiction.

11. Number 1 of the item “Representations and Warranties of Tendering Security Holders” should be deleted in its entirety and the following provisions should be renumbered accordingly.

12. Romanette (iii) of the first paragraph of Exhibit (a)(1)(B) of the U.S. Offer is replaced in its entirety with the following text:

(iii) all of the outstanding American Depository Shares (“ADSs,” and collectively with the Shares and the CPOs, and, in each case, with any coupon representing unpaid dividends as of the day hereof, the “Securities”), of  Maxcom.

13. The first sentence of the second paragraph of Exhibit (a)(1)(B) of the U.S. Offer is replaced in its entirety with the following text:

In the U.S. Offer we are offering to purchase all of the outstanding ADSs at a price of Ps. 20.30 per ADS, all of the outstanding Shares at a price of Ps. 0.9666 per Share, and all of the outstanding CPOs at a price of Ps. 2.90 per CPO, in each case in cash, less any withholding taxes and without interest thereon.

14. Romanette (iii) of the first paragraph of Exhibit (a)(1)(D) of the U.S. Offer is replaced in its entirety with the following text:

(iii) all of the outstanding American Depository Shares (“ADSs,” and collectively with the Shares and the CPOs, and, in each case, with any coupon representing unpaid dividends as of the day hereof, the “Securities”), of  Maxcom.

15. The first sentence of the second paragraph of Exhibit (a)(1)(D) of the U.S. Offer is replaced in its entirety with the following text:

In the U.S. Offer we are offering to purchase all of the outstanding ADSs at a price of Ps. 20.30 per ADS, all of the outstanding Shares at a price of Ps. 0.9666 per Share, and all of the outstanding CPOs at a price of Ps. 2.90 per CPO, in each case in cash, less any withholding taxes and without interest thereon.

16. Romanette (iii) of the first paragraph of Exhibit (a)(1)(E) of the U.S. Offer is replaced in its entirety with the following text:

(iii) all of the outstanding American Depository Shares (“ADSs,” and collectively with the Shares and the CPOs, and, in each case, with any coupon representing unpaid dividends as of the day hereof, the “Securities”), of  Maxcom.

The first sentence of the second paragraph of Exhibit (a)(1)(E) of the U.S. Offer is replaced in its entirety with the following text:

In the U.S. Offer we are offering to purchase all of the outstanding ADSs at a price of Ps. 20.30 per ADS, all of the outstanding Shares at a price of Ps. 0.9666 per Share, and all of the outstanding CPOs at a price of Ps. 2.90 per CPO, in each case in cash, less any withholding taxes and without interest thereon.

17. The fifth and sixth sentence of the sixth paragraph of Exhibit (a)(1)(E) of the U.S. Offer are replaced in their entirety with the following text:

You can tender Shares and CPOs in either the U.S. Offer or the Mexican Offer. Mexican residents can tender Shares or CPOs held by them in either the U.S. Offer or the Mexican Offer.

18. Romanette (iii) of the first paragraph of Exhibit (a)(1)(G) of the U.S. Offer is replaced in its entirety with the following text:

(iii) all of the outstanding American Depository Shares (“ADSs,” and collectively with the Shares and the CPOs, and, in each case, with any coupon representing unpaid dividends as of the day hereof, the “Securities”), of  Maxcom.

19. The third and fourth sentence of the second paragraph of Exhibit (a)(1)(G) of the U.S. Offer are replaced in their entirety with the following text:

All holders of Shares and CPOs may tender their Shares and CPOs in either the U.S. Offer or the Mexican Offer. Mexican resident holders may tender Shares and CPOs in either the U.S. Offer or the Mexican Offer.

20. The first sentence of the ninth paragraph in Exhibit (a)(1)(G) of the U.S. Offer is replaced in its entirety with the following text:

If you are either a record holder or beneficial owner of Shares or CPOs and you wish to tender your Shares or CPOs in the U.S. Offer, you must do so by book-entry transfer as described below.